Exhibit 4(c)


                                 RAYONIER INC.


                             383,000 Common Shares





                     RAYONIER SUBSTITUTE STOCK OPTION PLAN




                                PLAN INFORMATION





      THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
                      THAT HAVE BEEN REGISTERED UNDER THE
                            SECURITIES ACT OF 1933.



The Prospectus covers such additional securities as may be issuable as a result of anti-dilution provisions contained in the instruments pursuant to which securities covered by the Prospectus are issued.




   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.




March 21, 1994

     Additional information about the Plan and its administration may be obtained by writing the Manager of Stock Option Plan Administration, Rayonier Inc., 1177 Summer Street, Stamford, CT 06904 or telephoning the Manager at
(203) 348-7000.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectus shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus. Any such document, as well as Rayonier's most recent annual report to shareholders and any other report or communication distributed to Rayonier shareholders generally, may be obtained without charge by written request to John B. Canning, Corporate Secretary, Rayonier Inc., 1177 Summer Street, Stamford, CT 06904 or by telephoning John Canning at (203) 348-7000.






                               TABLE OF CONTENTS

          General Information . . . . . . . . . . . . . . . . . .     3
          The Plan. . . . . . . . . . . . . . . . . . . . . . . .     4
          Administration. . . . . . . . . . . . . . . . . . . . .     6
          Federal Tax Treatment . . . . . . . . . . . . . . . . .     6

                              GENERAL INFORMATION

     The Rayonier Substitute Stock Option Plan (the "Plan") has been appoved by shareholders and by the Board of Directors of Rayonier Inc. and becomes effective March 21, 1994.


     This Prospectus covers Common Shares that may be subject to stock options granted to certain executive officers of Rayonier Inc. under the Plan. The maximum number of common shares of Rayonier Inc. (the "Common Shares") for which options may be issued under the Plan is three hundred and eighty three thousand shares (383,000). The options granted pursuant to the plan ("Substitute Stock Options") are in substitution for stock options previously granted by ITT Corporation ("ITT") to such executives and surrendered by them for cancellation. The Substitute Stock Options are designed to maintain the economic value of each ITT option and the total number of Substitute Stock Options granted is determined so that the aggregate spread between the exercise price and the fair market value with respect thereto will equal such aggregate spread with respect to the ITT options. It is believed that the granting of Substitute Stock Options is beneficial to Rayonier and its shareholders since it will allow Rayonier to restore meaningful compensation incentives to key employees. Reference is made to the text of the Plan herein for a complete description of awards permitted under the Plan and the relevant provisions and conditions applicable thereto.

     The prospectus does not cover resales of Common Shares acquired pursuant to the provisions of the Plan. Resales may be subject to restrictions or limitations imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934.

     The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Furthermore, Section 401 of the Internal Revenue Code relating to certain qualified pension, profit-sharing and stock bonus plans does not apply to the Plan.

     Plan participants receive information with respect to their participation, including the date of grant, the exercise price, the amount exercisable and the expiration date.

                     RAYONIER SUBSTITUTE STOCK OPTION PLAN

The following is the text of the Rayonier Substitute Stock Option Plan:

1. Purpose. The purpose of this Rayonier Substitute Stock Plan (the "Plan") is to provide meaningful compensation in the form of options to acquire common shares of Rayonier Inc. to selected executive employees of the Company who surrendered options to acquire stock in ITT Corporation in connection with the spin off of the shares of Rayonier Inc. to its shareholders on February 28, 1994.

2.    Definitions.   When  used  herein,  the following  terms  shall  have the indicated meanings:

  "Board" means the Board of Directors of the Company.

  "Committee" means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan, each member of which shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation and no member of which shall be, or shall have been, eligible to receive an Option under the Plan or any other plan maintained by the Company to acquire stock options of the Company at any time within the one year immediately preceding the member's appointment to the Committee.

  "Company" means Rayonier Inc. and its successors and assigns.

  "Executive Employee" means an executive employee of the Company who held an ITT Option.

  "ITT" and "ITT Option" mean, respectively, the ITT Corporation and options to acquire the common stock of ITT surrendered by executive employees in connection with the spin off of the Company to its shareholders on February 28, 1994.

  "Option" and "Option Agreement" mean, respectively, an option awarded hereunder to purchase Stock of the Company and the written agreement evidencing such Option.

  "Stock" means the common shares of the Company.

3. Shares Subject to the Plan. The aggregate number of shares of Stock that may be the subject of Options under the Plan is 383,000. Subject to this limitation, shares of Stock to be issued upon the exercise of Options may be made available from authorized but unissued shares or from shares purchased in the open market.

4. Grant of Options and Option Agreements. It is intended that the Options granted hereunder be in substitution for the ITT Options and that such Options be designed to maintain the economic value of each ITT Option such that the aggregate spread between the exercise price and the fair market value of the Options granted hereunder will equal such aggregate spread with respect to the ITT Options. With the foregoing intention in mind, the Committee shall (i) designate the Execuitve Employees to be granted Options hereunder, (ii) determine the number of shares of Stock subject to each Option, and (iii) determine the terms and conditions of each Option, including without limitation, the time or times when, and the manner in which, each Option shall be exercisable, the duration of the exercise period, the Option price per share, the permitted method of exercise, settlement and payment, the rules that shall apply in the event of the termination of employment of the Executive Employee and the events, if any, that may give rise to an Executive Employee's right to accelerate the time of exercise of an Option. Each Option granted under the Plan shall be evidenced by a written Option Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee and shall be governed by all of the terms and conditions applicable to non-qualified options under the Rayonier 1994 Incentive Stock Plan, except to the extent specifically provided by the Committee.

5. Stock Certificates. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 5(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. No Executive Employee awarded an Option shall have any right as a shareholder with respect to any shares covered by his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

6. Administration of the Plan. All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes. The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, including the Option Agreements entered into thereunder, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Executive Employees, whether or not such Executive Employees are similarly situated. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate.

7. Amendment, Extension or Termination. The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Internal Revenue Code of 1986 (as now in effect or as hereafter amended) and the Treasury regulations issued thereunder. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by the Executive Employee to whom the Option is granted. In the event of an Executive Employee's termination of employment, the following provisions shall apply:

(A) If employment terminates because of the Executive Employee's Retirement or Total Disability or death, any Option may be exercised to the full extent permitted on the date of such event, by the Executive Employee or the person or persons to whom the Executive Employee's rights under the Option pass by will, or if none, by his or her executors or administrators, as the case may be, at any time or from time to time within five years after the date of the Executive Employee's termination of employment or death, as applicable, or within such other period and subject to such terms and conditions as the Committee may specify, but in any event not later than the original expiration date of the Option. Any unexpired Option not fully exercisable immediately prior to such optionee's retirement, disability or death shall become fully exercisable upon such event unless the Committee, in its sole discretion, shall otherwise determine.

(B) If employment terminates for any other reason, the Executive Employee may exercise his or her Option to the extent that he or she shall have been entitled to do so at the date of the termination of employment, at any time or from time to time, within three months after the date of the termination of employment or within such other period and subject to such terms and conditions as the Committee may specify, but not later than the original expiration date of the Option; provided that, if the Executive Employee voluntarily resigns before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Option shall be cancelled coincident with the effective date of the termination of employment.

8. Adjustments in Event of Change in Common Stock. In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or, stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee may make such adjustments in the Stock subject to purchase by an Option, or the terms, conditions or restrictions on Options, including the price payable upon the exercise of such Option, as the Committee deems equitable.

9. Miscellaneous. Nothing in this Plan or any Option granted hereunder shall confer upon any employee any right to continue in the employ of any the Company or interfere in any way with the right of the Company to terminate his or her employment at any time. No Executive Employee shall have any claim to an Option until it is actually granted under the Plan. The Committee may cause to be made, as a condition precedent to the exercise of an Option or otherwise, appropriate arrangements with the Executive Employee or his or her beneficiary, for the withholding of any federal, state, local or foreign taxes. The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The terms of the Plan shall be binding upon the Company and its successors and assigns. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

10. Effective Date; Term of Plan. The effective date of the Plan shall be March 21, 1994 and the Plan's termination date is December 31, 1994. No Option shall be granted under this Plan after the Plan's termination date. The Plan will continue in effect for existing Options as long as any such Option is outstanding.


                                 ADMINISTRATION

     The Plan is administered by a Committee of the Board of Directors of Rayonier, presently designated as the Compensation and Management Development Committee, the members of which serve during the pleasure of the Board. The Committee is composed of directors none of whom is an officer or employee of Rayonier and none of whom is eligible to receive any award under the Plan.

                          FEDERAL INCOME TAX TREATMENT

     The following is a brief summary of the current Federal income tax rules generally applicable to Substitute Stock Options. Recipients of Substitute Stock Options should consult their own tax advisors as to the specific Federal, state and local tax consequences applicable to them.

Non-qualified Options. The Substitute Stock Options are non-qualified options. An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). Rayonier is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.

Golden Parachute Tax Penalties. The grant, acceleration or enhancment of a Substitute Stock Options upon the occurrence of a change in control of the Company may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by Rayonier and subject to a 20% excise tax to the recipient.